UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2010

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 19, 2010, Lyris, Inc. (“Company”) issued a press release announcing that Luis A. Rivera has resigned from his positions as President and Chief Executive Officer of the Company, and the board of directors (“Board”) has appointed Wolfgang Maasberg as the Company’s new Chief Executive Officer and President and as a member of the Board. The resignation and the appointment occurred on August 18, 2010. Mr. Rivera will continue to serve as a member of the Board.

     Mr. Maasberg, 38, has served as Vice President Sales, Americas, of the Omniture business unit at Adobe Systems, Inc. since its January 2010 acquisition of Omniture, Inc. From May 2005 to January 2010, Mr. Maasberg served in various senior sales management positions at Omniture, including most recently as Senior Vice President Sales, Americas. Mr. Maasberg began his career at Dell Computer Corp in 1997. In 2000 he joined FIT Technologies as Vice President of Sales. Prior to Omniture he held sales and sales leadership responsibilities at Coremetrics (recently acquired by IBM) where he finished as Regional Vice President of Sales, North America.

     The Company entered into an Executive Employment Agreement with Mr. Maasberg, dated August 18, 2010 (“Employment Agreement”), under which Mr. Massberg will receive an annual salary of $350,000, and is eligible for a target annual bonus of $100,000 in 2011 (of which $30,000 is a guaranteed bonus). Mr. Maasberg will also receive a sign-on bonus of $10,000 per month for the first 18 months of his employment, and relocation payments. The Company granted Mr. Maasberg an option to purchase 1,500,000 shares of Company common stock at an exercise price of $0.33 per share, and an award of 4,500,000 restricted stock units. The awards were made pursuant to the Company’s 2005 Equity-Based Compensation Plan and vest over four years. The Employment Agreement has a term of three years, with automatic renewal for one-year terms unless cancelled. The foregoing description of the Employment Agreement is a summary and does not purport to be complete, and therefore is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as an exhibit.

     The Company also entered into an agreement with Mr. Rivera, dated August 18, 2010, pursuant to which the Company extended the post-termination exercise period of Mr. Rivera’s existing option to purchase 3,600,000 shares of Company common stock from 90 days to one year. The Company also agreed to repurchase 170,000 shares of Company common stock from Mr. Rivera at a purchase price of $0.33 per share. The foregoing description of this agreement is a summary and does not purport to be complete, and therefore is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as an exhibit.

     On August 18, 2010, the Compensation Committee of the Board adopted a new form of Restricted Stock Unit Award Agreement under the Plan, a copy of which is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

99.1 Executive Employment Agreement between Lyris, Inc. and Wolfgang Maasberg, dated August 18, 2010

99.2 Agreement between Lyris, Inc. and Luis A. Rivera, dated August 18, 2010

99.3 Form of Restricted Stock Unit Award Agreement for use under the Lyris, Inc. 2005 Equity-Based Compensation Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Heidi L. Mackintosh
Name:	Heidi L. Mackintosh
Title:	Chief Financial Officer

Date: August 19, 2010